                                                                   EXHIBIT 10.12


                                CREDIT AGREEMENT



                                 BY AND BETWEEN



                           EDEN BIOSCIENCE CORPORATION



                                       AND



                              STEPHENS GROUP, INC.





                           DATED AS OF AUGUST 16, 2000

                                CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of August 16, 2000, is made and entered into by and between STEPHENS GROUP, INC. ("Lender") and EDEN BIOSCIENCE CORPORATION ("Borrower"). Words and phrases with initial capitalized letters have the meanings assigned in Article I.

                                R E C I T A L S:

         A. Borrower has requested Lender to extend to Borrower a multiple advance credit facility.

         B. Lender is ready, willing and able to extend such credit facility to Borrower on the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth herein, the parties agree as follows:

ARTICLE I. DEFINITIONS

         As used herein, the following terms have the meanings set forth below:

         "Agreement" means this credit agreement and includes all amendments to this Agreement.

         "Applicable Law" means all applicable provisions and requirements of all (a) constitutions, statutes, ordinances, rules, regulations, standards, orders and directives of any governmental bodies, and (b) orders, decisions, decrees, judgments, injunctions and writs of all courts and arbitrators, whether such Applicable Laws presently exist, or are modified, promulgated or implemented after the date hereof.

         "Borrower" has the meaning set forth in the introductory paragraph of this Agreement, and its successors.

         "Borrowing Notice" has the meaning set forth in Section 2.3.

         "Business Day" means any day except a Saturday, Sunday or other day on which national banks in the state of Washington are authorized or required by law to close.

         "Commitment Period" means the period commencing on the date of this Agreement and ending on December 31, 2000.



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         "Default" means any condition or event that constitutes an Event of
Default or with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Event of Default" has the meaning set forth in Section 7.1.

         "Lender" has the meaning set forth in the introductory paragraph of this Agreement, and its successors.

         "Loan" has the meaning set forth in Section 2.1 and includes all renewals of and amendments to the Loan.

         "Note" has the meaning set forth in Section 2.6 and includes all renewals and replacements of and amendments to the Note.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, limited liability partnership, association, trust or other enterprise or any governmental body.

         "Prime Rate" means a rate of interest adjusted as of the first day of each calendar month and as determined by reference to the Wall Street Journal on the first Business Day of each such month; provided that in the event the Prime Rate cannot be determined by reference to the Wall Street Journal, Lender shall determine the Prime Rate by reference to other sources as reasonably designated by Lender and adjusted on the first day of each calendar month.

ARTICLE II. THE LOAN

         2.1 LOAN COMMITMENT

         Subject to and upon the terms and conditions set forth herein and in reliance upon the representations, warranties and covenants of Borrower contained herein or made pursuant hereto, Lender will make advances to Borrower from time to time during the Commitment Period, but such advances shall not exceed, in the aggregate principal amount at any one time outstanding, $10,000,000 (the "Loan"). Borrower may request and Lender agrees to make multiple advances under the Loan during the Commitment Period; provided that (a) the minimum amount of each advance shall be in $1,000,000, and (b) the aggregate amount of advances shall not exceed $10,000,000. The Loan does not constitute a revolving credit facility.

         2.2 USE OF PROCEEDS

         The proceeds of the Loan shall be used by Borrower for general business purposes.



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         2.3 ADVANCES

         Lender hereby commits to make advances within three Business Day of the date of the receipt by Lender of a written request therefor in the form attached hereto as Exhibit A ("Borrowing Notice") from the president, chief financial officer or controller of Borrower, each of whom is authorized to request advances until written notice by Borrower of the revocation of such authority is received by Lender. Lender shall make all advances by federal wire transfer of funds to the following account of Borrower unless otherwise directed in writing by the president of Borrower:


                           Account Name:  Eden Bioscience Corporation
                           Name of Bank:  Bank of America
                           ABA No.:  125000024
                           Account No.:  70336706

         2.4 INTEREST

                  (a) The outstanding principal balance of the Loan shall bear interest at the Prime Rate plus 2 percentage point per annum.

                  (b) Upon the occurrence and during the continuance of any Event of Default, Lender may, at its option by written notice to Borrower, raise the interest rate charged on the Loan to a rate of up to the Prime Rate plus 4 percent per annum from the date of the occurrence of the Event of Default until the Event of Default is cured or waived by Lender or, absent cure or waiver, until the Loan is repaid in full.

                  (c) All computations of interest shall be based on a 365/366-day year for the actual number of days elapsed.

                  (d) In the event that Borrower fails to pay interest on the Loan when due under the terms of this Agreement, such past due interest shall bear interest at the interest rate applicable to the Loan.

                  (e) Notwithstanding any provision contained herein, the total liability of Borrower for payment of interest pursuant hereto shall not exceed the maximum amount of interest permitted by Applicable Law to be charged, collected or received from Borrower; and if any payments by Borrower include interest in excess of that maximum amount, Lender shall apply the excess first to reduce the unpaid interest on and principal of the Loan, and any excess shall be returned to Borrower.



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         2.5 REPAYMENT

                  (a) Commencing on the first day of the first month following the initial advance under the Loan and on the first day of each month thereafter, Borrower shall pay Lender an amount equal to all accrued interest on the Loan.

                  (b) Borrower shall pay Lender all outstanding principal, accrued interest and other charges with respect to the Loan on the earlier of
(i) December 31, 2001, or (ii) the date that Borrower receives any cash proceeds from the issuance of any equity securities after the date of this Agreement.

                  (c) All sums payable to Lender pursuant to this Agreement shall be paid directly to Lender in immediately available funds and in the currency of the United States of America. Whenever any payment to be made hereunder becomes due and payable on a day that is not a Business Day, such payment may be made on the next succeeding Business Day.

         2.6 PROMISSORY NOTE

         The obligations of Borrower under the Loan shall be further evidenced by Borrower's execution and delivery of a promissory note in the form attached hereto as Exhibit B (the "Note").

         2.7 WBW CREDIT FACILITY

                  (a) The parties acknowledge that Borrower and WBW Trust Number One have entered into a credit agreement of even date herewith, a copy of which is attached hereto as Exhibit C, pursuant to which WBW Trust Number One has agreed to extend a $5,000,000 credit facility to Borrower (the "WBW Credit Facility"). Borrower agrees that concurrently with requesting any advance under the Loan pursuant to the terms of this Agreement, Borrower shall concurrently request an advance under the WBW Credit Facility in an amount equal to 50 percent of the amount of the advance requested under this Agreement. However, WBW Trust Number One's making an advance under the WBW Credit Facility shall not constitute a condition to Lender's commitment to make advances under the Loan.

                  (b) Borrower agrees that concurrently with making each principal payment under the WBW Credit Facility, Borrower shall concurrently make a principal payment on the Loan such that the amount of such principal payments to Lender and WBW Trust Number One shall be pro rata based upon the outstanding principal balance of the Loan and the WBW Credit Facility immediately prior to such principal reduction payments.

         2.8 LOAN FEE

         Concurrently with the execution of this agreement, Borrower shall pay Lender a nonrefundable fee for the Loan in the amount of $200,000.



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         2.9 ISSUANCE OF WARRANT

         Concurrently with the execution of this agreement, Borrower shall execute and deliver to Lender a warrant in the form attached hereto as Exhibit D.

ARTICLE III. CONDITIONS PRECEDENT

         3.1 INITIAL ADVANCE

         Lender shall not be required to make the initial advance under the Loan unless or until the following conditions have been fulfilled:

                  (a) Lender shall have received this Agreement and the Note, duly executed and delivered by Borrower;

                  (b) No Default or Event of Default hereunder shall exist, and after having given effect to the requested advance, no Default or Event of Default shall exist;

                  (c) Lender shall have received a certified resolution of the board of directors of Borrower and incumbency certificate in the form attached hereto as Exhibit E;

                  (d) There shall not have occurred any material adverse change in the financial condition or business prospects of Borrower after December 31, 1999; and

                  (e) Lender shall have received an opinion letter from Perkins Coie LLP in the form attached hereto as Exhibit F.

         3.2 SUBSEQUENT ADVANCES

         Lender shall not be required to make any advances under the Loan after the initial advance unless or until the following conditions have been fulfilled:

                  (a) No Default or Event of Default hereunder shall exist, and after having given effect to the requested advance, no Default or Event of Default shall exist; and

                  (b) There shall not have occurred any material adverse change in the financial condition or business prospects of Borrower after December 31, 1999.

ARTICLE IV. AFFIRMATIVE COVENANTS

         Borrower hereby covenants and agrees that so long as this Agreement is in effect, and until the Loan, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall:



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         4.1 FINANCIAL DATA

         Keep its books of account in accordance with generally accepted accounting principles, consistently applied, and furnish to Lender:

                  (a) As soon as practicable and in any event within 45 days after the close of each fiscal quarter of Borrower, unaudited financial statements of Borrower for each such quarter, all in reasonable detail and certified by Borrower to be true and correct: balance sheet, statement of income and statement of cash flows;

                  (b) As soon as practicable and in any event within 120 days after the close of each fiscal year of Borrower, audited financial statements of Borrower for each such year, all in reasonable detail: balance sheet, statement of income and statement of cash flows; and

                  (c) With reasonable promptness, such other information regarding the business, operations and financial condition of Borrower as Lender may from time to time reasonably request.

         4.2 EXISTENCE AND QUALIFICATION

         Maintain and preserve Borrower's existence under the Applicable Laws of Borrower's state of organization and Borrower's qualification to do business in all states where the failure to maintain such qualification would be reasonably likely to have an adverse affect on Borrower.

ARTICLE V. NEGATIVE COVENANTS

         Borrower hereby covenants and agrees that so long as this Agreement is in effect, and until the Loan, together with interest thereon, and all other obligations incurred hereunder are paid or satisfied in full, Borrower shall not:

         5.1 DIVIDENDS

         Declare or pay any cash distributions or dividends or return any capital to any of Borrower's shareholders; authorize or make any distribution, payment or delivery of property or cash to any of Borrower's shareholders; redeem, retire, purchase or otherwise acquire, directly or indirectly, for consideration, any shares or other interests of Borrower now or hereafter outstanding; or set aside any funds for any of the foregoing purposes.

         5.2 ADDITIONAL INDEBTEDNESS

         After the date of this Agreement, create, incur or assume indebtedness for money borrowed or capital leases except (a) indebtedness under the Loan, (b) indebtedness under the WBW Credit Facility, and (c) additional indebtedness for borrowed money and capital leases not to exceed an aggregate amount of $500,000 outstanding at any time.



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ARTICLE VI. REPRESENTATIONS AND WARRANTIES

         In order to induce Lender to enter into this Agreement and to make the Loan as herein provided, Borrower hereby represents and warrants that Borrower is a corporation, duly organized, validly existing and in good standing under the Applicable Laws of its state of organization and has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement.

ARTICLE VII. EVENTS OF DEFAULT; REMEDIES

         7.1 EVENTS OF DEFAULT

         "Event of Default," wherever used herein, means any one of the following events (whatever the reason for the Event of Default, whether it shall relate to one or more of the parties hereto, and whether it shall be voluntary or involuntary or be pursuant to or affected by operation of Applicable Law):

                  (a) If Borrower fails to pay the principal of the Loan when due or interest on the Loan within five days after written notice to Borrower from Lender of such failure to pay; or

                  (b) If any representation or warranty made by Borrower in this Agreement is false or misleading in any material respect; or

                  (c) If Borrower fails to observe or perform any term, covenant or agreement (not otherwise specified in this Article VII) to be performed or observed pursuant to the provisions of this Agreement and such default is not cured within 10 days of written notice to Borrower from Lender of such default or, so long as Borrower is diligently pursuing a cure, such longer period of time as is reasonably necessary to cure such default not to exceed 30 days of such written notice; or

                  (d) If custody or control of any substantial part of the property of Borrower is assumed by any governmental body; or

                  (e) If Borrower suspends or discontinues its business, or if Borrower makes an assignment for the benefit of creditors or a composition with creditors, is unable or admits in writing its inability to pay its debts as they mature, files a petition in bankruptcy, becomes insolvent (howsoever such insolvency may be evidenced), is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for the appointment of any receiver, liquidator or trustee of or for it or any substantial part of its property or assets, commences any proceeding relating to it under any Applicable Law of any jurisdiction whether now or hereafter in effect relating to bankruptcy, reorganization, arrangement, readjustment of debt, receivership, dissolution or liquidation; or if there is commenced against Borrower any such proceeding that remains undismissed for a period of 90 days or more, or an order, judgment or decree approving the petition in any such proceeding is entered; or if Borrower by any act



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or failure to act indicates its consent to, approval of or acquiescence in, any such proceeding or any appointment of any receiver, liquidator or trustee of or for it or for any substantial part of its property or assets, suffers any such appointment to continue undischarged or unstayed for a period of 90 days or more, or takes any action for the purpose of effecting any of the foregoing; or if any court of competent jurisdiction assumes jurisdiction with respect to any such proceeding, or if a receiver or a trustee or other officer or representative of a court or of creditors, or if any governmental body, under color of legal authority, takes and holds possession of all or substantially all of the assets of Borrower; or

                  (f) If any indebtedness of Borrower in excess of $500,000 for money borrowed or under capital leases becomes or is declared due and payable (after any applicable grace period) prior to the stated maturity thereof or is not paid as and when it becomes due and payable; or

                  (g) If there is entered against Borrower a final judgment in excess $500,000 that is not paid, satisfied or stayed within 30 days of the entry thereof.

         7.2 ACCELERATION; REMEDIES

                  (a) If any Event of Default described in Section 7.1(e) shall occur then immediately and automatically the commitment of Lender under the Loan to make advances shall terminate, and the Loan (with accrued interest thereon) and all other amounts owing under this Agreement and the Loan shall become due and payable.

                  (b) If any Event of Default other than described in Section 7.1(e) shall occur and be continuing, Lender may, by written notice to Borrower, terminate the commitment of Lender under the Loan to make advances and declare the entire unpaid principal balance or any portion of the principal balance of the Loan and interest accrued thereon to be immediately due and payable by the maker thereof, and such principal and interest shall thereupon become and be immediately due and payable, without presentation, demand, protest, notice of protest or other notice of dishonor of any kind, all of which are hereby expressly waived by Borrower.

ARTICLE VIII. MISCELLANEOUS

         8.1 PAYMENT OF EXPENSES

         If there shall occur any Event of Default, Lender shall be entitled to recover any costs and expenses incurred in connection with the preservation of rights under, and enforcement of, this Agreement, whether or not any lawsuit is commenced, in all such cases, including, without limitation, reasonable attorneys' fees and costs. Reasonable attorneys' fees shall include, without limitation, attorneys' fees and costs incurred in connection with any bankruptcy case or other insolvency proceeding commenced by or against Borrower.



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         8.2 NOTICES

         All notices, requests, consents, demands, approvals and other communications hereunder shall be deemed to have been duly given, made or served if made in writing and delivered personally, sent via facsimile or via courier to the respective parties to this Agreement to the following addresses:


                  (a)      If to Borrower:

                           Eden Bioscience Corporation
                           11816 North Creek Parkway N.
                           Bothell, Washington 98011
                           Attention: Jerry L. Butler, CEO
                           Facsimile No.: (425) 806-7400

                  (b)      If to Lender:

                           Stephens Group, Inc.
                           111 Center Street, Suite 2500
                           Little Rock, Arkansas 72201
                           Attention:  Jackson Farrow, Jr.
                           Facsimile No.:  (501) 377-8027 or (501) 377-3453

The designation of the persons to be so notified or the address of such persons for the purposes of such notice may be changed from time to time by similar notice in writing, except that any communication with respect to a change of address shall be deemed to be given or made when received by the party to whom such communication was sent.

         8.3 ENTIRE AGREEMENT AND AMENDMENTS

         This Agreement represents the entire agreement between the parties hereto with respect to the Loan and the transactions contemplated hereunder and, except as expressly provided herein, shall not be affected by reference to any other documents. This Agreement, or any provision hereof, may not be changed, waived, discharged or terminated orally, but only by an instrument in writing, signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

         8.4 BENEFIT OF AGREEMENT

         This Agreement is binding upon and inures to the benefit of Borrower and Lender and their successors. Lender and Borrower are precluded from assigning any of their rights or delegating any of their obligations under this Agreement without the prior written consent of the other party. Notwithstanding the foregoing, Lender may assign its rights and delegate its obligations under this Agreement to any affiliate of Lender without the consent of Borrower,



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provided that in such event, Lender shall remain obligated to make advances to
Borrower pursuant to the terms of this Agreement in the event that Lender's assignee fails to do so in a timely manner.

         8.5 SEVERABILITY

         If any provision of this Agreement is held invalid under any Applicable Laws, such invalidity shall not affect any other provision of this Agreement that can be given an effect without the invalid provision, and, to this end, the provisions hereof are severable.

         8.7 GOVERNING LAW; JURISDICTION

         This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and shall be governed by the laws of the state of Washington without regard to the choice of law rules thereof. For the purpose of enforcing the rights and obligations under this Agreement, the parties hereby consent to the jurisdiction and venue of the courts of the state of Washington or of any federal court located in such state including but not limited to the Superior Court of Washington for King County and the United States District Court for the Western District of Washington. Each party hereby waives the right to contest the jurisdiction and venue of courts located in King County, Washington, on the ground of inconvenience or otherwise and waives any right to bring any action or proceeding against the other party in any court outside King County, Washington.

         8.9 STATUTORY NOTICE

         ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

         IN WITNESS WHEREOF, Borrower and Lender have caused this Agreement to be duly executed by the respective, duly authorized signatories as of the date first above written.


                                  EDEN BIOSCIENCE CORPORATION


                                  By /s/ Bradley S. Powell
                                     ----------------------------------------

                                  Title Secretary and Chief Financial Officer
                                        -------------------------------------


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                                       STEPHENS GROUP, INC.


                                       By Jackson Farrow, Jr.
                                          -------------------------------------

                                       Title Counsel, Special Investments
                                             ----------------------------------



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                                    EXHIBIT A
                                BORROWING NOTICE


Stephens Group, Inc.
111 Center Street, Suite 2400
Little Rock, Arkansas 72201
Attention:___________________


         Reference is made to that certain Credit Agreement dated as of August 15, 2000, entered into by and between Eden Bioscience Corporation ("Borrower") and Stephens Group, Inc. ("Lender"). Borrower hereby requests Lender to advance $_____________ on Loan proceeds to Borrower in accordance with Section 2.3 of the Credit Agreement.

                                       EDEN BIOSCIENCE CORPORATION


                                       By _____________________________________

                                       Title __________________________________



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                                    EXHIBIT B

                                 PROMISSORY NOTE

$10,000,000                                                      August 15, 2000

         For value received, the undersigned, EDEN BIOSCIENCE CORPORATION ("Borrower"), promises to pay to the order of STEPHENS GROUP, INC. ("Lender"), at 111 Center Street, Suite 2500, Little Rock, Arkansas 72201, or such other place or places as the holder hereof may designate in writing, the principal sum of Ten Million Dollars ($10,000,000) or so much thereof as advanced by Lender in lawful, immediately available money of the United States of America, in accordance with the terms and conditions of that certain Credit Agreement of even date herewith by and between Borrower and Lender (together with all supplements, exhibits, amendments and modifications thereto, the "Credit Agreement"). Borrower also promises to pay interest on the unpaid principal balance hereof, commencing as of the first date of an advance hereunder, in like money in accordance with the terms and conditions, and at the rate or rates provided in the Credit Agreement.

         Borrower and all endorsers, sureties and guarantors hereof jointly and severally waive presentment for payment, demand, notice of nonpayment, notice of protest and protest of this Note, and all other notices in connection with the delivery, acceptance, performance, default, dishonor or enforcement of the payment of this Note except such notices as are specifically required by this Note or by the Credit Agreement, and they agree that the liability of each of them shall be unconditional without regard to the liability of any other party and shall not be in any manner affected by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Lender. Borrower and all endorsers, sureties and guarantors hereof, if any, (1) consent to any and all extensions of time, renewals, waivers or modifications that may be granted by Lender with respect to the payment or other provisions of this Note and the Credit Agreement; (2) consent to the release of any property now or hereafter securing this Note with or without substitution; and (3) agree that additional makers, endorsers, guarantors or sureties may become parties hereto without notice to them and without affecting their liability hereunder.

         This Note is the Note referred to in the Credit Agreement and as such is entitled to all of the benefits and obligations specified in the Credit Agreement. Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the repayment of this Note and the acceleration of the maturity hereof.

                                       EDEN BIOSCIENCE CORPORATION


                                       By _____________________________________

                                       Title __________________________________



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NEITHER THE SECURITY EVIDENCED BY THIS WARRANT NOR THE SECURITIES ISSUABLE UPON
EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE LAW, AND NO INTEREST HEREIN OR THEREIN MAY BE SOLD, DISTRIBUTED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE TRANSFERRED UNLESS
(A) THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS COVERING ANY SUCH TRANSACTION INVOLVING SAID SECURITIES,
(B) THE COMPANY RECEIVES AN OPINION OF LEGAL COUNSEL FOR THE HOLDER OF SAID SECURITIES (CONCURRED IN BY LEGAL COUNSEL FOR THE COMPANY) STATING THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION, OR (C) THE COMPANY OTHERWISE SATISFIES ITSELF THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION.


No. 7                                                       WARRANT TO PURCHASE
ISSUED:  August __, 2000                                 SHARES OF COMMON STOCK
VOID AFTER: August __, 2005


                           EDEN BIOSCIENCE CORPORATION

                          COMMON STOCK PURCHASE WARRANT

         THIS IS TO CERTIFY that, for value received and subject to the terms and conditions hereof, Stephens Group, Inc., or such person to whom this Warrant is transferred pursuant to Section 11 hereof (the "Holder"), is entitled, at any time during the Exercise Period (as defined below), to purchase at the Exercise Price (as defined below) up to the number of fully paid and nonassessable shares of the common stock, $.0025 par value (the "Warrant Stock"), of EDEN BIOSCIENCE CORPORATION, a Washington corporation (the "Company"), that equals the quotient obtained by dividing 2,000,000 by the Exercise Price (as defined below) (such number of shares being subject to adjustment as provided herein).

         This Warrant is subject to the following additional terms and conditions:

1. EXERCISE PRICE

         The exercise price for the Warrant Stock (the "Exercise Price") shall be (a) the per share price of the equity securities sold at the closing of the Company's first underwritten public offering of the Company's capital stock pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "IPO"); or (b) if the IPO does not occur prior to the closing of the Company's next private transaction or series of related private transactions in which the Company sells equity securities (the "Next



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
Private Equity Financing"), the per share price (on an as converted to common stock basis) of the equity securities sold in the Next Private Equity Financing; or (c) if neither the IPO nor the Next Private Equity Financing has occurred by the first anniversary of the date hereof, ten dollars ($14.00) (such Exercise Price being subject to adjustment as provided herein).

2. EXERCISE PERIOD

         This Warrant shall be exercisable in whole or in part as follows: (a) at any time after the expiration of the lock-up period, if any, to which the Company agrees to be subject in connection with the IPO (which is currently contemplated to be the 180th day after the effective date of the Company's registration statement on Form S-1 relating to the IPO); or (b) if the IPO does not occur prior to the closing of the Next Private Equity Financing, at any time on or after the date of the closing of the Next Private Equity Financing; or (c) if neither the IPO nor the Next Private Equity Financing has occurred by the first anniversary of the date hereof, at any time on or after the first anniversary of the date hereof. Notwithstanding the above, this Warrant shall terminate at 5:00 p.m., Seattle time, on August __, 2005 (the "Exercise Period").

3. METHOD OF CASH EXERCISE

         This Warrant may be exercised in whole or in part by delivering to the Company (a) the form of Notice of Cash Exercise attached hereto as Exhibit A duly completed and executed by the Holder, (b) this Warrant certificate, and (c) a bank check payable to the Company in the amount of the Exercise Price multiplied by the number of shares for which this Warrant is being exercised (the "Purchase Price").

4. NET ISSUANCE RIGHT

         Notwithstanding the payment provisions set forth above, the Holder may elect to convert this Warrant into shares of Warrant Stock by surrendering this Warrant to the Company and delivering to the Company the Notice of Net Issuance Exercise attached as Exhibit B duly completed and executed by the Holder, in which case the Company shall issue to the Holder the number of shares of Warrant Stock of the Company equal to the result obtained by (a) subtracting B from A,
(b) multiplying the difference by C, and (c) dividing the product by A as set forth in the following equation:

X = (A - B) x C where:
    -----------
         A

                  X   =    the number of shares of Warrant Stock issuable upon
                           net issuance exercise pursuant to the provisions of this Section 4.

                  A   =    the Fair Market Value (as defined below) of one
                           share of Warrant Stock on the date of net issuance exercise.

                  B   =    the Exercise Price for one share of Warrant Stock
                           under this Warrant.

                  C   =    the number of shares of Warrant Stock as to which
                           this Warrant is exercisable pursuant to the provisions of this Warrant.

         If the foregoing calculation results in a negative number, then no shares of Warrant Stock shall be issued upon net issuance exercise pursuant to this Section 4.

         "Fair Market Value" of a share of Warrant Stock shall mean:

         (a) if the net issuance exercise is in connection with a transaction specified in Section 7, the value of the consideration (determined, in the case of noncash consideration, in good faith by the Company's Board of Directors) to be received pursuant to such transaction by the holder of one share of Warrant Stock;

         (b) if the net issuance exercise is in connection with the initial public offering of the Company's Common Stock (the "Common Stock"), the initial public offering price (before deducting commission, discounts or expenses) at which the Common Stock is sold in such offering;

         (c) if the net issuance exercise is after the occurrence of the initial public offering of the Company's Common Stock:

                  (i) if the Company's Common Stock is traded on an exchange or is quoted on the Nasdaq National Market, the average of the closing or last sale price reported for the ten (10) business days immediately preceding the date of net issuance exercise;

                  (ii) if the Company's Common Stock is not traded on an exchange or on the Nasdaq National Market, but is traded in the over-the-counter market, the mean of the closing bid and asked prices reported for the ten (10) market days immediately preceding the date of net issuance exercise; and

         (d) In all other cases, the fair value as determined in good faith by the Company's Board of Directors; provided that if the net issuance exercise occurs within 30 days after a private transaction in which the Company sells equity securities, the fair value shall be the price at which such equity securities were sold in such private transaction.

         Upon net issuance exercise in accordance with this Section 4, the Holder shall be entitled to receive from the Company a stock certificate in proper form representing the number of shares of Warrant Stock determined in accordance with the foregoing.

5. DELIVERY OF STOCK CERTIFICATE

         Within twenty days after the exercise of this Warrant (in full or in part) and payment of the Purchase Price, the Company shall issue in the name of and deliver to the Holder (a) a certificate or certificates for the number of fully paid and nonassessable shares of Warrant Stock to which the Holder shall be entitled upon such exercise and (b) a new Warrant of like tenor to purchase up to that number of shares of Warrant Stock, if any, not previously purchased by the Holder. The Holder shall for all purposes be deemed to have become the holder of record of such shares of Warrant Stock on the date on which this Warrant was surrendered and payment of the Purchase Price was made, irrespective of the date of delivery of the certificate or certificates representing the Warrant Stock; provided that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of record of such shares of Warrant Stock at the close of business on the next succeeding date on which the stock transfer books are open.

6. RESERVATION OF WARRANT STOCK

         The Company covenants and agrees that the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant.

7. EFFECT OF REORGANIZATION

         Upon a merger, consolidation, acquisition of all or substantially all of the property or stock, liquidation or other reorganization of the Company (collectively, a "Reorganization") during the Exercise Period, as a result of which the shareholders of the Company receive cash, stock or other property in exchange for their shares of Warrant Stock, lawful provision shall be made so that the Holder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of securities of the successor corporation resulting from such Reorganization (and cash and other property) to which a holder of the Warrant Stock issuable upon exercise of this Warrant would have been entitled in such Reorganization if this Warrant had been exercised immediately prior to such Reorganization. In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interest of the Holder after the Reorganization to the end that the provisions of this Warrant (including adjustments of the Exercise Price and the number and type of securities purchasable pursuant to the terms of this Warrant) shall be applicable after that event, as near as reasonably may be, in relation to any shares deliverable after that event upon the exercise of this Warrant.

8. ADJUSTMENT TO WARRANT

         8.1 ADJUSTMENT TO NUMBER OF SHARES

         Upon each adjustment in the Exercise Price pursuant to this Section 8, the number of shares of Warrant Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying such number of shares purchasable immediately prior to such adjustment in the Exercise Price by a fraction, the numerator of which shall be the Exercise Price immediately prior to such adjustment and the denominator of which shall be the Exercise Price immediately thereafter.

         8.2 ADJUSTMENTS FOR STOCK SPLIT, ETC.

         If the Company shall issue any shares of its common stock as a stock dividend or subdivide the number of outstanding shares of common stock into a greater number of shares, then, in either such case, the Exercise Price in effect before such dividend or subdivision shall be proportionately reduced and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant shall be proportionately increased; and, conversely, if the Company shall contract the number of outstanding shares of common stock by combining such shares into a smaller number of shares, then the Exercise Price in effect before such combination shall be proportionately increased and the number of shares of Warrant Stock at that time purchasable pursuant to this Warrant shall be proportionately decreased.

9. OTHER ADJUSTMENTS AND RESTRICTIONS

         9.1 ADJUSTMENTS FOR CORPORATE FINANCING RULE

         If the Holder believes that all or any portion of this Warrant or of any securities or other property to be issued or transferred to Holder upon exercise of this Warrant would constitute underwriting compensation pursuant to NASD Rule 2710 (or any successor or substitute for said rule) (the "Corporate Financing Rule"), then Holder, at Holder's sole option, may, by giving written notice thereof to the Company, increase the Exercise Price for exercise of this Warrant to an increased Exercise Price determined by Holder or decrease the number of Shares (or other securities or the amount of other property) subject to this Warrant to such decreased number of Shares (or other securities or amount of other property) determined by Holder, or both.

         9.2 RESTRICTIONS PURSUANT TO CORPORATE FINANCING RULE

         If Holder serves as an underwriter for any public offering for the Company for which the NASD determines that this Warrant is wholly or partially included as underwriting compensation for Holder in connection with such underwriting, then this Warrant and any Shares or other securities subject to this Warrant shall not be sold, transferred, assigned, pledged or hypothecated, except as permitted by the Corporate Financing Rule, for a period of one (1) year following the effective date of the offering, and any certificates hereafter issued representing this Warrant or any Shares or other securities subject to this Warrant shall bear an appropriate legend describing this restriction and stating the time period for which this restriction is applicable.

10. FRACTIONAL SHARES

         No fractional shares shall be issued upon the exercise of this Warrant. In lieu of fractional shares, the Company shall pay the Holder a sum in cash equal to the fair market value of the fractional shares (as determined by the Company's Board of Directors) on the date of exercise.

11. RESTRICTIONS ON TRANSFER

         Neither this Warrant nor any securities purchased upon exercise of this Warrant may be transferred unless (a) such transfer is registered under the Securities Act of 1933, as amended (the "Securities Act"), and any applicable state securities or blue sky laws, (b) the Company has received a legal opinion reasonably satisfactory to the Company to the effect that the transfer is exempt from the prospectus delivery and registration requirements of the Securities Act and any applicable state securities or blue sky laws, or (c) the Company otherwise satisfies itself that such transfer is exempt from registration.

12. LEGEND

         A legend setting forth or referring to the above restrictions shall be placed on this Warrant, any replacement hereof and any certificate representing a security issued pursuant to the exercise hereof, and a stop transfer restriction or order shall be placed on the books of the Company and with any transfer agent until such securities may be legally sold or otherwise transferred.

13. HOLDER AS OWNER

         The Company may deem and treat the Holder of this Warrant as the absolute owner hereof for all purposes regardless of any notice to the contrary.

14. NO SHAREHOLDER RIGHT

         This Warrant shall not entitle the Holder to any voting rights or any other rights as a shareholder of the Company or to any other rights whatsoever except the rights stated herein; and no dividend or interest shall be payable or shall accrue in respect of this Warrant or the Warrant Stock purchasable hereunder unless, until and to the extent that this Warrant shall be exercised.

15. CONSTRUCTION

         The validity and interpretation of the terms and provisions of this Warrant shall be governed by the laws of the State of Washington. The descriptive headings of the several sections of this Warrant are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions thereof.

16. EXPIRATION

         This Warrant shall be void and all rights represented thereby shall cease unless exercised during the Exercise Period. All restrictions set forth herein on the shares of capital stock issued upon exercise of any rights hereunder shall survive such exercise and expiration of the rights granted hereunder.

17. EXCHANGE OF WARRANT

         This Warrant is exchangeable upon the surrender hereof by the Holder at the office of the Company for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

18. LOST WARRANT CERTIFICATE

         If this Warrant is lost, stolen, mutilated or destroyed, the Company shall issue a new Warrant of like denomination, tenor and date as this Warrant, subject to the Company's right to require the Holder to give the Company a bond or other satisfactory security sufficient to indemnify the Company against any claim that may be made against it (including any expense or liability) on account of the alleged loss, theft, mutilation or destruction of this Warrant or the issuance of such new Warrant.

19. WAIVERS AND AMENDMENTS

         This Warrant or any provision hereof may be changed, waived, discharged or terminated only by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

20. NOTICES

         All notices or other communications required or permitted hereunder shall be in writing and shall be delivered by personal delivery, reputable overnight courier service, telecopier or mailed by United States mail, first-class postage prepaid, or by registered or certified mail with return receipt requested, addressed as follows:

        If to the Holder:

                 To the address last furnished in writing to the Company by the Holder.

        If to the Company:

                 Eden Bioscience Corporation
                 11816 North Creek Parkway North
                 Bothell, WA  98011-8205


         Each of the foregoing parties shall be entitled to specify a different address by giving five days' advance written notice as aforesaid to the other parties.

21. INVESTMENT INTENT

         By accepting this Warrant, the Holder represents that it is acquiring this Warrant for investment and not with a view to, or for sale in connection with, any distribution thereof.

         IN WITNESS WHEREOF, the Company has executed this Warrant as of the date first written above.

                                       EDEN BIOSCIENCE CORPORATION



                                       By: ____________________________________
                                                Jerry L. Butler, President

                                    EXHIBIT A

                             NOTICE OF CASH EXERCISE


TO EDEN BIOSCIENCE CORPORATION


         The undersigned hereby irrevocably elects to purchase __________ shares of common stock issuable upon the exercise of the Warrant delivered herewith and requests that certificates for such shares be issued in the name of and delivered to the undersigned at the address stated below, and, if said number of shares shall not be all the shares which may be purchased pursuant to the Warrant, the new Warrant evidencing the right to purchase the balance of such shares shall be registered in the name of, and delivered to, the undersigned at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the common stock to be purchased are subject to Sections 11 and 12 of the Warrant.

         Payment is enclosed in the amount of $____________________

         Dated:  ___________ __, 200__


                                       ________________________________________



                                       By: ____________________________________

                                       Title: _________________________________


ADDRESS:

__________________________________

__________________________________

__________________________________

EIN: _____________________________

PHONE: ___________________________

FACSIMILE: _______________________

                                    EXHIBIT B

                         NOTICE OF NET ISSUANCE EXERCISE

To: EDEN BIOSCIENCE CORPORATION

         The undersigned hereby irrevocably elects to convert the attached Warrant into such number of shares of Common Stock of EDEN Bioscience Corporation (the "Company") as is determined pursuant to Section 4 of the attached Warrant. The undersigned requests that certificates for such net issuance shares be issued in the name of and delivered to the address of the undersigned, at the address stated below. The undersigned hereby agrees with and represents to the Company that said shares of common stock are acquired for investment and not with a view to, or for sale in connection with, any distribution or public offering thereof within the meaning of the Securities Act of 1933, as amended, and agrees that the exercise of the Warrant and the issuance and transfer of the common stock to be purchased are subject to Sections 11 and 12 of the Warrant.

         Dated:  ___________ __, 200__



                                       ________________________________________



                                       By: ____________________________________

                                       Title: _________________________________


ADDRESS:

__________________________________

__________________________________

__________________________________

EIN: _____________________________

PHONE: ___________________________

FACSIMILE: _______________________



                                                                               1